Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

January 26, 2024

Bridger Aerospace Group Holdings, Inc.

90 Aviation Lane

Belgrade, Montana 59714

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) filed by Bridger Aerospace Group Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, covering the registration of up to an aggregate of 8,825,729 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), consisting of (i) 426,531 shares of Common Stock issued upon closing of the Company’s acquisition of Ignis Technologies, Inc. (“Ignis”) pursuant to the terms and conditions of that certain Purchase and Sale Agreement, dated as of September 12, 2023, and as amended by Amendment No. 1, dated as of October 13, 2023 (as so amended, the “Ignis Purchase Agreement”), by and among the Company, a subsidiary of the Company and certain parties affiliated with the Selling Stockholders (the “Closing Shares”), and (ii) up to 8,399,198 shares of Common Stock that may be issuable upon the achievement of certain operational milestones set forth in the Ignis Purchase Agreement (the “Contingent Shares” and, together with the Closing Shares, the “Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), the Company’s amended and restated bylaws (the “Bylaws”), the Ignis Purchase Agreement and resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Ignis Purchase Agreement, and the issuance by the Company of the Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

1

Bridger Aerospace Group Holdings, Inc.

January 26, 2024

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	The Closing Shares are validly issued, fully paid and non-assessable.

2.	The Contingent Shares, when duly issued and delivered by the Company in accordance with the terms of the Ignis Purchase Agreement, will be validly issued, fully paid and non-assessable.

In rendering the opinion set forth in paragraph (2) above, we have assumed that at the time of the issuance of any Contingent Shares, there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s Certificate of Incorporation as in effect at such time.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP